Exhibit 99.7

Unaudited Financial and Other Statistical Information for the Three and

Nine-Month Periods Ended November 30, 2004, and Guidance for Fiscal Year 2005

AZZ incorporated

Condensed Consolidated Statements of Income

(unaudited)

($ in Thousands except per share amount)

	Three Months Ended November 30, 2004	Nine Months Ended November 30, 2004
Net Sales	$38,296,935	$114,500,891

Cost of Sales	31,275,844	93,773,988
Selling, General and Administrative	4,740,256	14,250,252
Interest Expense	392,996	1,263,170
Net (Gain) Loss on Sale of Property, Plant and Equipment	—	16,249
Other (Income)	(62,467)	(226,137)
Other Expense	38,828	94,310

	36,385,457	109,171,832

Income Before Income Taxes	1,911,478	5,329,059
Income Tax Expense	712,600	1,977,068

Net Income	$1,198,878	$3,351,991

Income Per Share:
Basic	$0.22	$0.62

Diluted	$0.22	$0.61

Exhibit 99.7

AZZ incorporated

Condensed Consolidated Balance Sheet

(unaudited)

($ in Thousands)

Period Ended November 30, 2004
Assets:

Current assets:
Cash and cash equivalents	$1,841,253
Accounts receivable, net of allowance for doubtful accounts	23,771,721
Inventories	18,238,420
Costs and estimated earnings in excess of billings on uncompleted contracts	1,041,093
Deferred income taxes	1,609,800
Prepaid expenses and other	450,623

Total current assets	46,952,910

Net property, plant, and equipment	35,485,876

Goodwill, less accumulated amortization	40,962,104

Other Assets	1,291,520

$124,692,410

Liabilities and Shareholders’ Equity:

Current liabilities:
Accounts payable	$12,108,290
Accrued liabilities	9,640,285
Long-term debt due within one year	5,500,000

Total current liabilities	27,248,575

Long-term debt due after one year	22,250,000

Deferred income taxes	1,939,580

Shareholders’ equity	73,254,255

$124,692,410

Exhibit 99.7

AZZ incorporated

Condensed Consolidated Statement of Cash Flows

(unaudited)

($ in Thousands)

Period Ended November 30, 2004
Net cash provide by operating activities	$8,719,049
Net cash used in investing activities	(5,445,478)
Net cash provided by (used in) financing activities	(2,877,300)

Net (decrease) increase in cash and cash equivalents	396,271
Cash and cash equivalents at beginning of period	1,444,982

Cash and cash equivalents at end of period	$1,841,253

Exhibit 99.7

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended November 30, 2004	Nine Months Ended November 30, 2004
Net sales:
Electrical and Industrial Products	$24,979	$76,024
Galvanizing Services	13,318	38,477

	$38,297	$114,501

Segment operating income (a):
Electrical and Industrial Products	$1,723	$4,954
Galvanizing Services	2,413	7,138

	$4,136	$12,092

General corporate expenses	1,830	5,442
Interest expense	393	1,263
Other (income) expense, net (b)	2	58

Income Before Taxes	$1,911	$5,329

Total assets:
Electrical and Industrial Products	$73,648	$73,648
Galvanizing Services	44,635	44,635
Corporate	6,409	6,409

	$124,692	$124,692

(a)	Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.
(b)	Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.7

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand except per share amount)

	Actual Quarter Ended Nov. 30, 2004	Actual Year to Date Nov. 30, 2004	Projected Year Ended Feb. 28, 2005
Net Sales:
Electrical and Industrial Products	$24,979	$76,024	$94,000 to $101,000
Galvanizing Services	$13,318	$38,477	$46,000 to $49,000

Total Net Sales	$38,297	$114,501	$140,000 to $150,000

Diluted earnings per share	$0.22	$.61	$.75 to $.85

Operating Margins:
Electrical and Industrial Products	6.9%	6.5%	7%
Galvanizing Services	18.1%	18.6%	18%

Cash Provided By Operations		$8,719	$7,000
Capital Expenditures		$5,445	$6,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost		$4,259	$6,000

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand)

Quarter Ended Nov. 30, 2004
Book to Ship Ratio:
8/31/04 Backlog	$53,781
Qtr. Ending 11/30/04 Bookings	44,613
Qtr. Ending 11/30/04 Shipments	38,297
11/30/04 Backlog	60,097
Book to Ship Ratio	1.16 to 1

Outstanding Accounts Receivable Days	57